Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ollie’s Bargain Outlet Holdings, Inc.:

We consent to the incorporation by reference in the Registration Statement (No. 333-205685) on Form S-8 and Registration Statement (No. 333-213514) on Form S-3 of Ollie’s Bargain Outlet Holdings, Inc. of our reports dated April 4, 2018, with respect to the consolidated balance sheets of Ollie’s Bargain Outlet Holdings, Inc. as of February 3, 2018 and January 28, 2017, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the fiscal years in the three-year period ended February 3, 2018, and the related notes and the related financial statement schedule (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of February 3, 2018, which reports appear in the February 3, 2018 annual report on Form 10-K of Ollie’s Bargain Outlet Holdings, Inc.

/S/ KPMG LLP
Philadelphia, Pennsylvania
April 4, 2018